Exhibit 99.1

IIOT-OXYS, Inc. Enters Into an Agreement with a Global Infrastructure Construction Company

Cambridge, MA, November 21, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- IIOT-OXYS, Inc. (OTC Pink: ITOX) announced the execution of a Non-Disclosure Agreement (NDA) with a prominent, long-established global infrastructure construction company based in Asia.

Cliff Emmons, CEO of IIOT-OXYS, Inc., stated, “This customer has been in operation for over five decades, and has a broad portfolio of concrete construction materials. They are a trusted global partner in major infrastructure and commercial building projects. Our customer engagement process consists of several steps, the first being the execution of an NDA, which then allows us to quickly define a problem statement of interest to the client, which then leads to a definition of scope of work for the first contract. We are very pleased to be working with this forward-looking company that’s made several recent investments in innovative technologies with strategic partners. We look forward to working with their domain experts to see where our edge computing and machine learning algorithms will add the most value to their infrastructure projects.”

“This represents an expansion to our current infrastructure health monitoring business and complements our aerospace, automotive and pharmaceutical intelligent manufacturing segments. Our sales and marketing efforts continue to result in expanding our key targeted markets and serving a diverse group of clients,” continued Mr. Emmons.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About Us

IIOT-OXYS, Inc.  is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally-Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes.  For additional information visit www.oxyscorp.com

Contact:

Clifford L. Emmons
CEO
IIOT-OXYS, Inc.
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.